UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2011 (March 25, 2011)
Gladstone Commercial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33097	02-0681276

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive Suite 200, McLean, Virginia	22102

(Address of Principal Executive Offices)	(Zip Code)
(703) 287-5800

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Gladstone Commercial Corporation (the “Company”) today announced that it is commencing an offering of an aggregate of 3,500,000 shares of its senior common stock, par value $0.001 per share (the “Shares”), at a price to the public of $15.00 per share (the “Offering”), of which 3,000,000 Shares are intended to be offered pursuant to the primary offering and 500,000 Shares are intended to be offered pursuant to the Company’s distribution reinvestment plan (the “DRIP”). The Company, however, reserves the right to reallocate the number of Shares being offered between the primary offering and the DRIP. In connection with the Offering, the Company entered into a Dealer Manager Agreement, dated March 25, 2011 (the “Dealer Manager Agreement”), with Gladstone Securities, LLC (the “Dealer Manager”) pursuant to which the Dealer Manager agreed to act as the Company’s exclusive dealer manager in connection with the Offering. The Dealer Manager is an affiliate of the Company as it is wholly owned by Mr. David Gladstone, the Company’s Chairman and Chief Executive Officer.
Pursuant to the terms of the Dealer Manager Agreement, the Dealer Manager is entitled to receive a sales commission in the amount of 7.0% of the gross proceeds of the shares of Senior Common Stock sold, plus a dealer manager fee in the amount of 3.0% of the gross proceeds of the shares Senior Common Stock sold. The Dealer Manager, in its sole and absolute discretion, may reallow all of its selling commissions attributable to a participating broker-dealer and may also reallow a portion of its Dealer Manager fee earned in respect of the proceeds generated by the participating broker-dealer to any participating broker-dealer as a non-accountable marketing allowance. In addition, the Company has agreed to indemnify the Dealer Manager against various liabilities, including certain liabilities arising under the federal securities laws.
The Company intends to use the proceeds from the Offering to purchase additional net leased industrial, commercial and other real properties and pay down borrowings under the Company’s new line of credit or other debt.
The Offering is being conducted as a public offering under the Company’s effective shelf registration statement filed with the Securities and Exchange Commission (File No. 333-169290). This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
The foregoing description of the Dealer Manager Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Dealer Manager Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
1.1	Dealer Manager Agreement
5.1	Opinion of Venable LLP regarding the legality of shares
23.1	Consent of Venable (included in Exhibit 5.1)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLADSTONE COMMERCIAL CORPORATION
Date: March 28, 2011	By:	/s/ Danielle Jones
Danielle Jones
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Dealer Manager Agreement
5.1	Opinion of Venable LLP regarding the legality of shares
23.1	Consent of Venable (included in Exhibit 5.1)